DELAWARE INVESTMENTS NATIONAL MUNICIPAL INCOME FUND

Registration No. 811-07410
FORM N-SAR
Annual Period Ended March 31, 2013

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

WS: MFG_Philadelphia: 871054: v1

WS: MFG_Philadelphia: 866253: v1